Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bank First Corporation of our report dated March 26, 2019, relating to the consolidated financial statements as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018 of Bank First Corporation and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/PORTER KEADLE MOORE, LLC

Atlanta, Georgia

March 12, 2020